                                                                     EXHIBIT 4.3

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE _________________.

WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ___________________.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS THE WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ESTABLISHED AS SET FORTH IN THIS WARRANT.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE UNTIL 4:30 P.M. (PACIFIC TIME) ON _____________________, AFTER WHICH TIME THEY WILL EXPIRE AND BE OF NO FURTHER FORCE AND EFFECT OR VALUE.

NO. _________________                                 __________________________

                                                      _________________ WARRANTS

                               WARRANT CERTIFICATE

                               BPI INDUSTRIES INC.
                      Suite 1500 - 885 West Georgia Street
                      Vancouver, British Columbia, V6C 3E8
                                 (the "ISSUER")

THIS CERTIFIES that, for value received:

      _________________________

      (hereinafter referred to as the "Holder")

is the registered holder hereof, and holds that number of _________ Warrants (the "WARRANTS") set forth above. The Holder agrees to comply with all applicable securities laws in connection with the holding and exercise of the Warrants and, as applicable, the purchase, holding and resale of the common shares (the "SHARES") in the capital of the Issuer issuable on exercise of the Warrants. All dollar amounts stated in this Warrant Certificate are denominated in United States dollars.

1. WARRANT EXERCISE TERMS

Subject to adjustment as herein provided, each Warrant shall entitle the Holder thereof to purchase one fully paid and non-assessable Share, as constituted on __________, 2004 at a price of $1.50 per Share until 4:30 pm (Pacific Time) on
___________, 2006 (the "EXPIRY DATE"). Provided, that at such time as the resale in the United States by the Holder of the Shares underlying the Warrants is covered by a registration statement in effect with the United States Securities and Exchange Commission, the Expiry Date shall be extended to be two years from the Expiry Date first stated in this Section 1, and an amendment to this Warrant Certificate, evidencing such extension, shall be sent to the Holder by the Issuer.

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2. WARRANT EXERCISE PROCEDURE

The Warrants may be exercised by surrendering to the Issuer:

      (a)   this Warrant Certificate, and

      (b) the Subscription Form attached as Schedule "A" hereto, duly completed and executed, and

      (c) a certified cheque or money order made payable to the Issuer in the aggregate amount of the exercise price,

at its head office at Suite 1500, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, or such other office or agency of the Issuer as it may designate by notice in writing delivered to the Holder at the address stated above.

Notwithstanding anything contained herein to the contrary, the Warrants represented by this certificate shall not be exercisable by the Warrantholder, in whole or in part, and the Issuer shall not give effect to any such exercise of the Warrants, if, after giving effect to such exercise, the Warrantholder, together with any person or company acting jointly or in concert with the holder (the "Joint Actors") would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Issuer which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Issuer, immediately after giving effect to such exercise. For greater certainty, the Warrants represented by this certificate shall not be exercisable by the Warrantholder, in whole or in part, and the Issuer shall not give effect to any such exercise of the Warrants, if, after giving effect to such exercise, the Warrantholder, together with its Joint Actors, would be deemed to hold a number of voting securities sufficient to materially affect the control of the Issuer.

Upon the due exercise of the Warrants, the Issuer shall issue or cause to be issued the requisite number of Shares to be issued to the Holder pursuant to said exercise, registered in the name of the Holder or such other person as may be requested by the Holder, and each such person shall become the holder of such Shares with effect from the date of such exercise. If Shares are to be issued to a person other than the Holder, the Holder's signature on the Subscription Form must be medallion guaranteed by a Canadian chartered bank, a Canadian trust company or a an investment dealer who is a member of a recognized stock exchange.

The Issuer will cause the certificates representing such Shares to be mailed to the address(es) specified in the Subscription Form or, in the absence of such instructions, to the Holder at the address stated above, within three business days of the exercise of the Warrants.

Upon the exercise of a Warrant, all rights under the Warrant, other than the right to receive certificates representing the Shares to which the Holder is entitled on such exercise, shall wholly cease and terminate and such Warrants shall be void and of no further effect or value.

The Issuer covenants and agrees that the Shares which may be issued upon the exercise of the rights represented by these Warrants will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances.

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3. PARTIAL EXERCISE, EXCHANGE AND REPLACEMENT OF CERTIFICATES

The Warrants represented by this Warrant Certificate may be exercised in whole or in part from time to time. If the Warrants are exercised in part, the Issuer shall deliver, with the Shares issued pursuant to such exercise, a new Warrant Certificate representing the balance of the Warrants remaining unexercised.

This Warrant Certificate may be exchanged, upon its surrender to the Issuer and payment of such administration fee as the Issuer may require, for new Warrant Certificates of like tenor in denominations which in the aggregate represent the right to subscribe for and receive the number of Shares which may be subscribed for hereunder.

If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Issuer may on such terms as it may in its discretion impose, including but not limited to the payment of any administration fee and the provision of any indemnity by the Holder, issue and countersign a new Warrant Certificate of like tenor, denomination and date as the Warrant Certificate so lost, stolen, mutilated or destroyed.

All Warrants shall rank pari passu, notwithstanding the actual date of issue thereof.

4. HOLDING OF WARRANTS

The Issuer may treat the Holder as the absolute owner of the Warrants represented hereby for all purposes, and the Issuer shall not be affected by any notice or knowledge to the contrary except where the Issuer is required to take notice by statute or by order of a court of competent jurisdiction.

Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer or entitle the Holder to any right or interest in respect of any Shares except as herein expressly provided.

5. ANTI-DILUTION PROTECTION:

(1) Definitions: For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection:

      (a) "Adjustment Period" means the period commencing on the date of issue of the Warrants and ending at the Expiry Time;

      (b) "Current Market Price" of the Shares at any date means the price per share equal to the weighted average price at which the Shares have traded on the TSX Venture Exchange or, if the Shares are not then listed on the TSX Venture Exchange, on such other Canadian stock exchange as may be selected by the directors of the Issuer for such purpose or, if the Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, or in the United States, the Over-the-Counter Bulletin Board, the NASDAQ Small Cap Market, or the American Stock Exchange, during the period of any twenty consecutive trading days ending not more than five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Shares so sold; and provided further that if the Shares are not then listed on any Canadian stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Issuer;

      (c) "director" means a director of the Issuer for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Issuer as a board or, whenever empowered, action by the executive committee of such board; and

      (d) "trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2) Adjustments: The Exercise Price and the number of Shares issuable to the Warrantholder upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

      (a)   If at any time during the Adjustment Period the Issuer shall:

            i. fix a record date for the issue of, or issue, Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend;

            ii. fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares;

            iii. subdivide the outstanding Shares into a greater number of Shares; or

            iv. consolidate the outstanding Shares into a smaller number of Shares, (any of such events in subclauses (i), (ii), (iii) and (iv) above being herein called a "Share Reorganization"), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Shares are determined for the purposes of the Share Reorganization and the effective date of the Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

                  A. the numerator of which shall be the number of Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Share Reorganization; and

                  B. the denominator of which shall be the number of Shares which shall be outstanding immediately after giving effect to such Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Shares the number of Shares that would have been outstanding had such securities been exchanged for or converted into Shares on such date).

            To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 1(1)(a) as a result of the fixing by the Issuer of a record date for the distribution of securities exchangeable for or convertible into Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

      (b) If at any time during the Adjustment Period the Issuer shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than forty-five days after the record date for such issue (such period being the

            "Rights Period"), to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Shares on such record date (any of such events being called a "Rights Offering"), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

            i.    the numerator of which shall be the aggregate of

                  A. the number of Shares outstanding on the record date for the Rights Offering, and

                  B.    the quotient determined by dividing

                        (1) either (a) the product of the number of Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

                        (2) the Current Market Price of the Shares as of the record date for the Rights Offering; and

            ii. the denominator of which shall be the aggregate of the number of Shares outstanding on such record date and the number of Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Shares the number of Shares for or into which such securities may be exchanged or converted).

            If by the terms of the rights, options, or warrants referred to in this clause 5(2)(b), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Share, as the case may be. Any Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(2)(b) as a result of the fixing by the Issuer of a record date for the issue or distribution of rights, options or warrants referred to in this clause 5(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

      (c) If at any time during the Adjustment Period the Issuer shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Shares of:

            i.    shares of the Issuer of any class other than Shares;

            ii. rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares (other than rights, options or warrants pursuant to which holders of Shares are entitled, during a period expiring not more than forty-five days after the record date for such issue, to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per share (or in the case of securities exchangeable for or convertible into Shares at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least 95% of the Current Market Price of the Shares on such record date);

            iii.  evidences of indebtedness of the Issuer; or

            iv.   any property or assets of the Issuer;

            and if such issue or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

                  A.    the numerator of which shall be the difference between

                        (1) the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date, and

                        (2) the fair value, as determined by the directors of the Issuer, to the holders of Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

                  B. the denominator of which shall be the product obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price of the Shares on such record date.

            Any Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(2)(c) as a result of the fixing by the Issuer of a record date for the issue or distribution of rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares referred to in this clause 5(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

      (d)   If at any time during the Adjustment Period there shall occur:

            i. a reclassification or redesignation of the Shares, any change of the Shares into other shares or securities or any other capital reorganization involving the Shares other than a Share Reorganization;

            ii. a consolidation, amalgamation or merger of the Issuer with or into another body corporate which results in a reclassification or redesignation of the Shares or a change of the Shares into other shares or securities;

            iii. the transfer of the undertaking or assets of the Issuer as an entirety or substantially as an entirety to another corporation or entity;

            (any of such events being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Shares to which the Warrantholder was theretofor entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Shares which the Warrantholders was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

      (e) If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clauses 1(1)(a), (b) or (c) of this Warrant Certificate, then the number of Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3) Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 5(2) of this Warrant Certificate:

      (b) Subject to the following clauses of this subsection 5(3), any adjustment made pursuant to subsection 5(2) of this Warrant Certificate shall be made successively whenever an event referred to therein shall occur.

      (c) No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price and no adjustment shall be made in the number of Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments which except for the provision of this clause (c) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 5(2) of this Warrant Certificate, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Shares issuable upon the exercise of the Warrants (except in respect of a consolidation of the outstanding Shares).

      (d) If at any time during the Adjustment Period the Issuer shall take any action affecting the Shares, other than an action or event described in subsection 5(2) of this Warrant Certificate, which in the opinion of the directors would have a material adverse effect upon the rights of the Warrantholder, the Exercise Price and/or the number of Shares purchasable under the Warrants shall be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Issuer affecting the Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

      (e) If the Issuer sets a record date to determine holders of Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable under the Warrants shall be required by reason of the setting of such record date.

      (f) No adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of the Warrants shall be made in respect of any event described in section 5 of this Warrant Certificate if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event.

      (g) In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 5(2) hereof, the Issuer may defer, until the occurrence of such event:

            (i) issuing to the Warrantholder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; and

            (ii) delivering to the Warrantholder any distribution declared with respect to such additional Shares after such record date and before such event; provided, however, that the Issuer shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Shares issuable on the exercise of the Warrants.

      (h) If a dispute shall at any time arise with respect to any adjustment of the Exercise Price or the number of Shares purchasable pursuant to the Warrants, such dispute shall be conclusively determined by the auditors of the Issuer or if they are unable or unwillingly to act by such other firm of independent chartered accountants as may be selected by the directors.

(4) Taking of Actions: As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 5(2) of this certificate the Issuer shall take any action which may, in the opinion of counsel, be necessary in order that the Issuer may validly and legally issue as fully paid and non-assessable shares all of the Shares which the Warrantholder is entitled to receive in accordance with the provisions of this certificate.

(5) Notice: At least 21 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Warrantholder under this certificate, including the Exercise Price or the number of Shares which may be purchased under this certificate, the Issuer shall deliver to the Warrantholder a certificate of the Issuer specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection has been given is not then determinable, the Issuer shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Issuer hereby covenants and agrees that the register of transfers and share transfer books for the Shares will be open, and that the Issuer will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

6. TRANSFER OF WARRANTS

Subject to the terms hereof, this Warrant may be transferred, subject to the terms set forth in the Transfer Form. No transfer of this Warrant shall be effective unless this Warrant certificate is accompanied by a duly executed Transfer Form or other instrument of transfer in such form as the Issuer may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may reasonably be required by the Issuer, are delivered to the Issuer. No transfer of this Warrant shall be made if in the opinion of counsel to the Issuer such transfer would result in the violation of any applicable securities laws.

7. MISCELLANEOUS PROVISIONS

The Issuer hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate representing such Shares to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Shares to satisfy the right of purchase provided for in this Warrant Certificate. The Issuer hereby further covenants and agrees that it will at its expense expeditiously use its best efforts to obtain the listing of such Shares (subject to issue or notice of issue) on the TSX Venture Exchange. All Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Issuer hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Issuer, enforceable in accordance with the provisions of this Warrant Certificate. The Issuer shall make all requisite filings under the Securities Act (British Columbia) and the Securities Act (Alberta), and the respective regulations made thereunder including those necessary to remain a reporting issuer not in default of any requirement of such acts and regulations.

The Issuer acknowledges that it is bound by the provisions of the Registration Rights Agreement entered into between the Issuer and the Holder.

The Issuer hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

The Issuer may purchase, at any time and from time to time, in the market by way of invitation for tender (including a purchase through an investment dealer or member firm on a stock exchange), by private contract or otherwise, all or any portion of the Warrants on such terms as the Issuer may determine. All Warrants purchased pursuant to the provisions hereof shall be cancelled forthwith by the Issuer and shall not be reissued.

Any delivery or surrender of documents shall be valid and effective if delivered personally or if sent by registered letter, postage prepaid. Any notice shall be valid and effective if made in writing and transmitted as aforementioned or if transmitted by electronic facsimile tested for reception prior to use, addressed to:

      (a)   if to the Issuer,

            BPI Industries Inc.
            Suite 1500, 885 West Georgia Street
            Vancouver, BC,  V6C 3E8
            Facsimile:  (604) 601-2024

      (b) if to the Holder, at its address appearing in the register of holders of Warrants maintained by the Issuer,

and shall be deemed to have been effectively given, made and received on the date of personal delivery, if delivered; or on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner, if sent by registered letter; or on the first business day after the time of facsimile transmission, if sent by facsimile. In the case of a disruption in postal services, any delivery, surrender of documents or notice sent by mail shall not be deemed to have been effectively given, made or received until it is actually delivered. The Issuer and the Holder may from time to time change their address for service hereunder by notice in writing delivered in one of the foregoing manners.

Except as herein provided, any and all of the rights conferred upon the Holder herein may be enforced by the Holder through appropriate legal proceedings. No recourse under or upon any covenant, obligation or agreement herein contained shall be had against any shareholder, officer or director of the Issuer, either directly or through the Issuer, it being expressly agreed and declared that the obligations under the Warrants represented by this Warrant Certificate are solely corporate obligations of the Issuer and no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors of the Issuer in respect thereof, and that any and all rights and claims against every such shareholder, officer or director are expressly waived as a condition of and as a consideration for the issue of the Warrants represented by this Warrant Certificate.

This Warrant shall be governed in accordance with the laws of British Columbia and the laws of Canada applicable therein. The parties hereby attorn to the jurisdiction of the courts of British Columbia in the event of any dispute hereunder. Time shall be of the essence hereof.

IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officer as of the ______ of ___________ , 2004.

BPI INDUSTRIES INC.

By:
      _______________________
      Authorized Signatory

NO. _______________

                                  SCHEDULE "A"
                                SUBSCRIPTION FORM

TO:   BPI Industries Inc. (the "ISSUER")
      Suite 1500, 885 West Georgia Street, Vancouver, BC,  V6C 3E8
      Facsimile:  (604) 601-2024

The Undersigned, being the registered holder of the enclosed Warrant Certificate issued by the Issuer, does hereby irrevocably exercise_________ of the Warrants evidenced thereby in accordance with the terms thereof, and accordingly hereby irrevocably subscribes for the common shares (the "SHARES") of the Issuer to be received thereon and irrevocably surrenders the Warrant Certificate to the Issuer for such purpose.

The capitalized terms used herein have the meanings set forth in the Instructions below. In connection with the exercise of the warrant certificate, the undersigned represents as follows: (Please check the ONE box applicable):

[]    1.    CHECK THIS BOX IF THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE
            WARRANTS ARE CATEGORY 1 SECURITIES: The undersigned hereby certifies that (i) at the time of exercise, it is not within the United States and did not execute this Subscription Form while within the United
            States and (ii) it is not exercising any of the Warrants represented by the Warrant Certificate by or on behalf of any person within the United States.

[]    2.    CHECK THIS BOX IF THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE
            WARRANTS ARE CATEGORY 2 SECURITIES: The undersigned hereby certifies that (i) at the time of exercise, it is not within the United States and did not execute this Subscription Form while within the United
            States, (ii) it is not (and is not exercising the Warrant for the account or benefit of) a U.S. Person; and (iii) it has in all other respects complied with the terms of Regulation S.

[]    3.    CHECK THIS BOX IF THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE
            WARRANTS ARE (a) CATEGORY 3 SECURITIES OR (b) CATEGORY 2 SECURITIES
            BEING PURCHASED BY A U.S. PERSON: The undersigned hereby certifies that (i) it was the original purchaser in the Issuer's private placement of the Units which the Warrants were issued, (ii) it is an Accredited Investor and (iii) the representations and warranties made to the Issuer in connection with the acquisition of the Units remain true and correct on the date of this subscription form.

[]    4.    CHECK THIS BOX IF NONE OF THE ABOVE APPLY: The undersigned is delivering a written opinion of U.S. Counsel to the effect that the Warrants and the Common Shares to be delivered upon exercise hereof have been registered under the United States Securities Act of 1933 as amended (the "US Securities Act") or are exempt from registration thereunder.

The undersigned holder understands that unless Box 1 or 2 above is checked, the certificate representing the Issuer's Commons Shares issued upon exercise of this Warrant will bear the following restrictive legend:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "US SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE

      CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE US SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF, AT ANY TIME WHEN THE CORPORATION IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE US SECURITIES ACT, THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE US SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND MAY, SUBJECT TO COMPLIANCE WITH APPLICABLE NON-U.S. LAWS, BE OBTAINED FROM THE TRANSFER AGENT OF THE CORPORATION, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE US SECURITIES ACT."

Provided that if at the time the Issuer is a Foreign Issuer, Common Shares bearing such legend are being sold outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable Canadian provincial and federal laws and regulations, the Issuer shall use its reasonable best efforts to cause the legend to be removed within three (3) business days upon delivery of the certificate and a duly executed declaration to the registrar and transfer agent in the form attached hereto as Schedule "C" to the Warrant Certificate (or as the Issuer may reasonably prescribe from time to time) provided, further, that if any such Common Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent of an opinion of counsel in form and substance satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant Certificate will be issued and delivered with the Common Share certificates.

The undersigned hereby directs that the Shares hereby subscribed for be issued and delivered as follows:

    NAME(S) IN FULL                ADDRESSES                NUMBER OF SHARES
--------------------------------------------------------------------------------

-----------------------     -----------------------     ----------------------

-----------------------     -----------------------     ----------------------

-----------------------     -----------------------     ----------------------

(a) PLEASE PRINT FULL NAMES IN WHICH THE SHARE CERTIFICATES ARE TO BE ISSUED, STATING WHETHER MR., MRS., MISS, OR MS.

(b) IF ANY OF THE SHARES ARE TO BE ISSUED TO A PERSON OR PERSONS OTHER THAN THE UNDERSIGNED, THE UNDERSIGNED MUST PAY TO THE ISSUER ALL REQUISITE TRANSFER TAXES AND/OR FEES AND THE UNDERSIGNED HEREBY CERTIFIES THAT THERE IS NO CHANGE IN THE BENEFICIAL OWNERSHIP RELATIVE TO THE UNDERSIGNED AND THE HOLDER OF SAID SHARES.

DATED the___day of________, 200___.

                                  }

                                  }

_____________________________     }  ___________________________________________
Signature of Witness thereof         Signature of registered holder or Signatory
[PLEASE NOTE INSTRUCTION 4]       }

                                  }

                                  }  ___________________________________________
                                     If applicable, print Name and Office of
                                  }  Signatory

                                  }

                                  }  ___________________________________________
                                     Print Name of registered holder as on
                                  }  certificate

                                  }

                                  }  ___________________________________________
                                     Street Address
                                  }

                                  }

                                  }  ___________________________________________
                                     City, Province and Postal Code
                                  }

INSTRUCTIONS:

1. The registered holder of a Warrant may exercise its right to convert the Warrant into Shares by completing and surrendering this Subscription Form and the ORIGINAL Warrant Certificate representing the Warrants being converted to the Issuer, as provided for in the Warrant Certificate. Certificates representing the Shares to be acquired on exercise will be sent by prepaid ordinary mail to the address(es) above within three business days after the receipt of all required documentation.

2. If this Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Issuer.

3. If this Subscription Form indicates that Shares are to be issued to a person or persons other than the registered holder of the Warrant to be converted: (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Issuer all applicable taxes and other duties.

4. For the purposes of this Subscription Form capitalized terms used herein have the meanings set forth below.

      "ACCREDITED INVESTOR" means "accredited investor" as that term is defined in Rule 501(a) of Regulation D;

      "CATEGORY 1 SECURITIES" means securities eligible for issuance under Category 1 as set forth under Rule 903(b)(1) of Regulation S and includes equity securities of a Foreign Issuer that are offered and sold in an Off-Shore Transaction and without Directed Selling Efforts; provided that there is no Substantial U.S. Market Interest in such equity securities;

      "CATEGORY 2 SECURITIES" means securities eligible for issuance under Category 2 as set forth under Rule 903(b)(2) of Regulation S and includes equity securities of a Foreign Reporting Issuer, with a Substantial U.S. Market Interest in such equity securities, offered and sold in an Off-Shore Transaction and without Directed Selling Efforts; provided that such offer or sale is not made to a U.S. Person or for the account or benefit of a U.S. Person and the notice and confirmation requirements set forth in Rule 903(b)(2)(iii) are satisfied;

      "CATEGORY 3 SECURITIES" means securities eligible for issuance under Category 3 as set forth under Rule 903(b)(3) of Regulation S and includes equity securities that are not eligible for issuance as Category 1 Securities or Category 2 Securities.

      "FOREIGN ISSUER" means "foreign issuer" as that term is defined in Regulation S;

      "FOREIGN REPORTING ISSUER" means a Foreign Issuer that is a "reporting issuer" as that term is defined in Regulation S;

      "OFF-SHORE TRANSACTION" means "off-shore transaction" as that term is defined in Regulation S;

      "REGULATION D" means Regulation D of the U.S. Securities Act;

      "REGULATION S" means Regulation S of the U.S. Securities Act;

      "SUBSTANTIAL U.S. MARKET INTEREST" means "substantial U.S. market interest" as that term is defined in Regulation S;

      "UNITED STATES" means United States as that term is defined in Regulation
      S;

      "U.S. PERSON" means U.S. Person as that term is defined in Regulation S;
      and

      "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended.

                                  SCHEDULE "B"

                                  TRANSFER FORM

     For value received, the undersigned hereby sells, transfers and assigns unto ______________________________________________________________
            (please print name of transferee)

of          ____________________________________

            ____________________________________

            ____________________________________
           (please print address of transferee)

__________________________________________________________ Warrants represented
(please insert number of Warrants to be transferred)

by the within certificate.

DATED this           day of          , 20   .

______________________________
NOTICE:  THE SIGNATURE TO THIS
TRANSFER MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER

Signature
guaranteed by: ___________________________________
NOTICE:  THE TRANSFER CANNOT BE PROCESSED WITHOUT
GUARANTEES OF ALL SIGNATURES, BY ONE OF THE
FOLLOWING:

IF THE COMPANY IS TRADING ON THE TSX-V, BY
A CANADIAN SCHEDULE I CHARTERED BANK, A MAJOR
TRUST COMPANY IN CANADA, OR A MEMBER OF ONE OF THE
RECOGNIZED MEDALLION PROGRAMS - SECURITIES
TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"); STOCK
EXCHANGES MEDALLION PROGRAM ("SEMP"); OR NEW YROK
STOCK EXCHANGE, INC. MEDALLION PROGRAM ("MSP").

IF THE COMPANY IS TRADING IN THE UNITED STATES, BY A
NASD MEMBER FIRM, OR A BANK OR TRUST COMPANY
PARTICIPATING IN THE "MEDALLION GUARANTEE"
PROGRAM IN THE UNITED STATES.

                                  SCHEDULE "C"

                 FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

To: Registrar and Transfer Agent for the Common Shares of BPI Industries Inc. (the "Company")

The undersigned (a) acknowledges that the sale of the securities of the Company to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that (1) the undersigned is not an affiliate of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (B) the transaction was executed on or through the facilities of a "designated off-shore securities market" (as such terms is defined in Rule 902(b) of Regulation S under the 1933 Act), including The Toronto Stock Exchange and the TSX Venture Exchange, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U.S. Securities
Act), (5) the seller does not have a short position in the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act and does not intend to replace such securities with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

DATED:_________________________________

                                             By:

                                             ___________________________________
                                             Name:

                                             ___________________________________
                                             Title:

Affirmation by Seller's Broker-Dealer

We have read the foregoing representations of our customer, _________________________________ (the "Seller") dated _______________________, with regard to our sale, for such Seller's account, of the _________________ shares of common shares, represented by certificate number ______________ (the "Shares"), of BPI Industries Inc. and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of The Toronto Stock Exchange or the TSX Venture Exchange and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.

________________________________________
Name of Firm

By:  ___________________________________
     Authorized officer

Date:___________________________________